Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 26, 2019 (except for the fourth paragraph of Note 1, as to which the date is January 17, 2020) in Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-235951) and the related Prospectus of aTyr Pharma, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

San Diego, California

January 26, 2020